FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported)  August 10, 2016

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-29373	33-0836954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Journey
Aliso Viejo, CA 92656
(Address of principal executive offices and Zip Code)

(949) 234-1999
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to Seychelle Environmental Technologies, Inc., a Nevada corporation and our two wholly-owned subsidiaries, Seychelle Water Technologies, Inc. and Fill 2 Pure International, Inc., also both Nevada corporations.

Item 5.02 Departure of Director and Appointment of Director and Officers.

Effective July 19, 2016, the Board of Directors elected Ms. Jenevieve Fisher and Mr. Gary Hess as our newest and first two outside Directors, bringing the total number of Directors from four to six members.

Jenevieve Fisher.  Ms. Fisher has been devoted, since the age of twenty-two, to helping others negotiate the challenges of dealing with a diagnosis of cancer. As a cancer survivor of Hodgkin's disease, she has committed herself to bringing health education, encouragement and hope to those living with cancer and their families. She has been an avid supporter of the American Cancer Society, the Leukemia and Lymphoma Society, and the National Childhood Cancer Foundation.

Ms. Fisher is also a member of the Society of Children's Book Writers and Illustrators, as well as the Northwest Christian Writer's Association. She has written and filmed over one hundred  health videos.

Ms. Fisher earned a degree as a Radiation Oncology Therapist.

Gary Hess. Mr. Hess has a number of years of experience in the water filtration business. For the past eleven years, he has managed his own engineering firm, Hess & Associates, which specializes in industrial water reclamation with a focus on removing heavy metals and environmental toxins from process water. His company services and supports some of the largest military Printed Circuit Board manufacturers in the U.S., treating in excess of 2 million gallons of water per day using proprietary chemistry, procedures, and equipment.

In 2001, Mr. Hess invented and patented one of the first consumer water filtration products of its kind to clean polluted water. This U.S. patented product was licensed in 2002 to Seychelle Environmental Technologies, Inc. Mr. Hess has been in the Aerospace and Military electronics field for over thirty-seven years, spending approximately nineteen of those years at TRW Space and Defense. During this time he was an engineer and government-certified final inspector on the US Space Station and Space Shuttle programs. He worked as a program manager for two international satellite programs. His responsibilities included supervising the in-house procurement team while interfacing with the European Space Agency (ESA). This position required extensive international travel, attending senior management meetings twice a year at five European Government Space Agencies. Upon completion of those satellite programs, Mr. Hess was assigned to and worked with the team responsible for procuring the water filtration systems for the US Space Station and Space Shuttle programs.

Mr. Hess received a Bachelors of Science Degree in Business from the University of Phoenix and later a Bachelors of Science Degree in Kinesiology (Bio-Mechanics), along with a California teaching credential for K-12 grade from Cal Poly Pomona.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
Date: August 10, 2016	By:	/s/ James Place
James Place, President